Exhibit 99.1

SmartPros Releases Year-End 2012 Financial Results
Company Increases Dividend by 20%
Annual Meeting to be Held on June 20, 2013

FOR IMMEDIATE RELEASE -- HAWTHORNE, N.Y. -- March 7, 2013 -- SmartPros Ltd. (Nasdaq:SPRO), a leader in the field of accredited professional education and corporate training, today reported results for the fiscal year ended December 31, 2012.

For the year ended December 31, 2012, compared to 2011:

•	Net revenue of $15.89 million, compared to $16.99 million

•	Operating loss of $1.18 million, compared to operating income of $198,000

•	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) of $500,000, compared to $1.37 million

•	Net loss of $1.90 million, or $0.40 per share, compared to a net income of $154,000, or $0.03 per share

RECONCILIATION OF NET (LOSS) INCOME	DECEMBER 31,
TO ADJUSTED EBITDA	2012	2011

Net (loss) income	$(1,895,465)	$154,127
Provision for income taxes	735,379	44,614
Depreciation and amortization	1,118,157	1,178,538
Interest and dividend income	(27,023)	(12,022)
Impairment of goodwill	568,000	-

ADJUSTED EBITDA	$499,048	$1,365,257

As of December 31, 2012, the Company had approximately $5.4 million in cash, cash equivalents and certificates of deposit, $5.0 million in deferred revenue, stockholders' equity of $9.8 million, and no debt.

“Our operating results for the year were adversely affected by a charge of $568,000 due to the impairment of goodwill related to our Skye Multimedia subsidiary,” said Allen Greene, Chairman and CEO of SmartPros. “Despite our decline in revenues over last year, SmartPros was able to maintain a positive EBITDA of $500,000 after adjusting for the impairment loss. In addition, our net earnings were negatively affected by a non-cash charge that reduced our deferred tax asset by $690,000. Exclusive of the non-cash impairment loss and the deferred tax charge the adjusted loss would have been $0.13 per share.”

Greene continued: “We had a positive fourth quarter and remain focused on both building revenues and keeping costs in line through this continuing stagnant economy. For the upcoming year we see upside potential in a new application we are launching in the financial services area that adds breadth and depth to our compliance and securities offerings. We have also begun to see positive results through newly developed reseller programs. We will continue to pursue accretive acquisitions, drive top-line revenue opportunities and balance expenses with a focused eye on profitability and growth.”

“In addition, I am pleased to announce that, based on our cash position and EBITDA results for 2012, the Board of Directors has increased the quarterly dividend 20 percent to $.015 per share payable on April 5, 2013, to shareholders of record on March 22, 2013. While we hope to continue to make quarterly dividends, we must caution that any future dividend will be affected by our results and by our ongoing requirement for cash to make acquisitions, which remains our primary goal.”

Further, the Board has set April 24, 2013, as the record date for its next Annual Meeting of Stockholders, which will be held at Company headquarters at 12 Skyline Drive, Hawthorne, NY, 10532, on June 20, 2013, at 10:00 a.m, Eastern Daylight Time.

SmartPros also announces that it will no longer host regular earnings conference calls but does encourage shareholders and other interested parties to contact the company with any specific questions relating to the company’s public filings. Investor related questions can be addressed by calling 914-829-4974, or by visiting SmartPros Investor Relations site at http://ir.smartpros.com

Consolidated Balance Sheets
December 31,	2012	2011
Assets	Unaudited
Current Assets:
Cash and cash equivalents	$4,918,543	$6,281,725
Certificates of deposit	500,000	—
Accounts receivable, net of allowance for doubtful accounts of approximately $20,000 and $39,000 at December 31, 2012 and 2011, respectively	2,612,709	1,868,063
Prepaid expenses and other current assets	331,493	334,826
Total Current Assets	8,362,745	8,484,614

Property and Equipment, net	547,448	645,325
Goodwill	2,807,257	3,375,257
Other Intangibles, net	3,530,744	3,933,738
Other Assets, including restricted cash of $75,000 at December 31, 2012 and 2011, respectively	104,515	92,965
Deferred Tax Asset	600,000	1,290,000
Investment in Joint Venture	3,245	2,742
Total Assets	$15,955,954	$17,824,641

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$706,948	$712,978
Accrued expenses	272,921	338,713
Deferred revenue	5,006,496	4,606,255
Dividend payable	58,936	60,749
Total Current Liabilities	6,045,301	5,718,695
Long-Term Liabilities:
Other liabilities	63,598	66,504
Total Long-Term Liabilities	63,598	66,504
Total Liabilities	6,108,899	5,785,199
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $.001 par value; 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.0001 par value; 30,000,000 shares authorized, 5,622,433 and 5,615,433 shares issued as of December 31, 2012 and 2011, respectively, and 4,714,914 and 4,797,231 shares outstanding as of December 31, 2012 and 2011, respectively	563	562
Common stock in treasury, at cost - 907,519 and 818,202 shares as of December 31, 2012 and 2011, respectively	(2,569,625)	(2,393,717)
Additional paid-in capital	17,393,260	17,514,275
Accumulated deficit	(4,977,143)	(3,081,678)
Total Stockholders’ Equity	9,847,055	12,039,442
Total Liabilities and Stockholders’ Equity	$15,955,954	$17,824,641

Consolidated Statements of Operations
Years Ended December 31,	2012	2011
	Unaudited
Net Revenues	$15,883,212	$16,988,691
Cost of Revenues	7,028,032	7,048,316
Gross Profit	8,855,180	9,940,375
Operating Expenses:
Selling, general and administrative	8,346,635	8,563,993
Depreciation and amortization	1,118,157	1,178,538
Impairment of goodwill	568,000	—
Total Operating Expenses	10,032,792	9,742,531
Operating (Loss) Income	(1,177,612)	197,844
Other Income (Expense):
Interest and dividend income, net	27,023	12,022
Loss from joint venture	(9,497)	(11,125)
Total Other Income	17,526	897
(Loss) Income before Provision for Income Taxes	(1,160,086)	198,741
Provision for Income Taxes	(735,379)	(44,614)
Net (Loss) Income	$(1,895,465)	$154,127
Net (loss) income per Common Share:
Basic net (loss) income per common share	$(0.40)	$0.03
Diluted net (loss) income per common share	$(0.40)	$0.03
Weighted Average Number of Common Shares Outstanding:
Basic	4,748,764	4,888,977
Diluted	4,748,764	4,888,977

About SmartPros
Founded in 1981, SmartPros Ltd. is an industry leader in the field of accredited professional education and corporate training. Its products and services are primarily focused in the accredited professional areas of corporate accounting, financial management, public accounting, governmental and not-for-profit accounting, financial services, banking, engineering, legal, ethics and compliance, and information technology. SmartPros is a leading provider of professional education products to Fortune 500 companies, as well as the major firms and associations in each of its professional markets. SmartPros provides education and content publishing and development services in a variety of media including Web, CD-ROM, video and live seminars and events. Our subscription libraries feature hundreds of course titles and 2,300+ hours of accredited education. SmartPros' proprietary Professional Education Center (PEC) Learning Management System (LMS) offers enterprise distribution and administration of education content and information. In addition, SmartPros produces a popular news and information portal for accounting and finance professionals serving more than one million ads and distributing more than 200,000 subscriber email newsletters each month. SmartPros' network of Web sites averages more than 1 million monthly visits, serving a user base of more than 1.5 million profiled members. Visit: www.smartpros.com

Safe Harbor Statement
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties, including activities, events or developments, that the Company expects, believes or anticipates will or may occur in the future. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with Securities and Exchange Commission. Specifically, results reported within this press release should not be considered an indication of future performance.

For More Information, Please Contact:
SmartPros Ltd.
Shane Gillispie
VP Marketing Services & eCommerce
914-829-4974
shanegillispie@smartpros.com